Exhibit 10

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT AGREEMENT dated as of August 30, 2002 (this “Amendment”) is between and among Wells Fargo Retail Finance LLC (hereinafter, “WFRF” or “Lender”), a Delaware limited liability company with its principal executive offices at One Boston Place, 18th Floor, Boston, Massachusetts 02108, Paper Warehouse, Inc. a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “Paper Warehouse”), jointly and severally with Paper Warehouse Franchising, Inc., a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “PWFI”), and PartySmart.com, Inc., a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (“PartySmart”) (hereinafter Paper Warehouse, PWFI and PartySmart may be collectively referred to as collectively “Borrowers” and any one of them individually as “Borrower”).

Recitals

WHEREAS,

A.            The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of September 7, 2001, as amended through the date hereof (the “Loan Agreement”) and all Liabilities of the Borrowers to the Lender is secured pursuant to the terms of the Loan Agreement, this Amendment and all other Loan Documents as defined therein (collectively, the “Loan Documents”) by substantially all assets of the Borrowers (the “Collateral”); and

B.            The Borrowers have requested that the Lender make available, in addition to amounts presently available under the Borrowing Base, inclusive of the Standard Line, the Special Sub-Line and the Credit Card Receivables Line (collectively the “Standard Lines”), the amount of One Million Four Hundred Twenty-Five Thousand ($1,425,000) Dollars; and

C.            The Lender is willing to consent and agree to the Borrowers’ request as set forth above, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.               Terms used in this Amendment, which are defined in the Loan Agreement, shall have the same meanings as defined therein, unless otherwise defined herein.

2.               Notwithstanding anything to the contrary in the Loan Agreement, commencing on the next Banking Day after the later of the date of execution hereof and the delivery of all documents required hereunder (the “Amendment Closing Date”) and ending on the earlier of the (x) Termination Date whether on account of a Sale, an Event of Default or otherwise; or (y) December 2, 2002 (the “Over Line Termination Date”), the Lender agrees to make available for borrowing, amounts, in addition to those amounts available under the Standard Lines, One Million Four Hundred Twenty Five Thousand ($1,425,000) Dollars (the “Over Line”), but in no

event shall the aggregate amounts outstanding inclusive of the amounts outstanding under the Standard Lines (inclusive of the Standard Line, the Special Sub-Line and the Credit Card Receivables Line), the Over Line, and the Stated Amount of all L/C’s, less Reserves other then Inventory Reserves, exceed the Credit Limit.  All amounts advanced under the Over Line including all principal, interest, fees and Costs of Collection relating thereto or incurred in connection therewith are included in the Liabilities.

3.       Advances under the Over Line shall remain outstanding until the Over Line Termination Date, and shall not revolve, and Borrowers shall pay all amounts advanced under the Over Line, including all principal, interest, fees and Costs of Collection relating thereto or incurred in connection therewith, in full on the earlier of the Termination Date or the Over Line Termination Date, provided, however, such advances may be repaid earlier as follows:

(a)  Borrower may make a “Sale Repayment” if the Borrower closes any sale of substantially all of its assets or stock (a “Sale”) and the Proceeds of any Sale are received by Lender on or before the Over Line Termination Date and such Proceeds shall be applied first to pay the balance due under the Standard Lines and other Liabilities (other than the Over Line) and last to the Over Line, provided, however, nothing herein shall require the Lender to consent to any Sale unless all of the Liabilities (including, without limitation, escrows or other arrangements satisfactory to Lender for outstanding LC’s and Costs of Collection) are paid in full.

(b)  Borrower may make: (i) a “Financing Repayment” if: (x) the Borrowers close and fund subordinate financing, on terms reasonably satisfactory to Lender (a “Financing”), including, without limitation, the delivery to Lender of a satisfactory subordination and inter-creditor agreement executed by the provider of such financing; and (y) the proceeds of the Financing, in an amount sufficient to pay the outstanding balance of the Over Line (the “Over Line Payoff Amount”), are received by Lender on or before the Over Line Termination Date, unless such date is expressly extended by Lender in writing; or (ii)  a Voluntary  Repayment” if: (x) Borrower shall give Lender prior written notice to be received by Lender at least three (3) Banking Days in advance of payment other than from a Sale or Financing (“Notice of Termination”) which Notice of Termination shall be irrevocable and no further advances shall be thereafter available under the Over Line; and (y) the Lender receives the Over Line Payoff Amount on or before the Over Line Termination Date, unless such date is expressly extended by Lender;

(c)  In the case of any Financing Repayment, Voluntary Repayment, or payment on the Over Line Termination Date, after giving effect to application of the Over Line Payoff Amount and any Reinstatement Amount the Borrower shall have Availability under the Standard Lines (inclusive of the Standard Line, the Special Sub-Line and the Credit Card Receivables Line) of not less than Five Hundred Thousand Dollars ($500,000) Dollars at all times during the period commencing on the date of Lender’s receipt of the Over Line Payoff Amount and ending on the earlier of thirty (30) days thereafter or December 23, 2002 (“Over Line Repayment Availability”).  In the event and on any occasion that Borrower shall have failed to so maintain Over Line Repayment

Availability, the Over Line Payoff Amount received to the extent of the difference between actual Availability on the date measured and Five Hundred Thousand ($500,000) Dollars (the “Over Line Reinstatement Amount”), shall be deemed credited to the Standard Line and the Over Line Reinstatement Amount shall be immediately due and payable.  For purposes of determination of Over Line Repayment Availability “Availability” means at any time of determination an amount equal to the lesser of the Borrowing Base or the Credit Limit in either case, minus: (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Reserves (other than Inventory Reserves) as may have been established by Lender, minus (iii) one hundred (100%) percent of the then outstanding Stated Amount of all L/C’s.

4.             The Borrowers may request advances under the Over Line, each in increments of not less than One Hundred Thousand ($100,000) Dollars.  Each such request shall be in such manner as may from time to time be acceptable to the Lender and shall be subject to the procedures set forth in the Loan Agreement.

5.             The Borrowers deliver contemporaneously herewith a stand-by letter of credit procured by a third party who is acceptable to Lender naming Lender as beneficiary in form and substance and amount reasonably acceptable Lender providing for the Lender’s right to draw (a) in the same amounts advanced under the Over Line, including all principal, interest, fees and Costs of Collection relating thereto or incurred in connection therewith if such amounts are not paid in full on or before the Over Line Termination Date, and  (b) in the amount of any Over Line Reinstatement Amounts whenever Borrower is required to pay such Over Line Reinstatement Amounts hereunder (the “Over Line LC”).  Any repayment obligations of Borrowers to such third party as a consequence of any draw of the Over Line LC shall be on terms acceptable to Lender, including, without limitation, the delivery to Lender of a subordination and inter-creditor agreement in form and substance acceptable to Lender and such third party shall consent to this condition.

6.             The Borrowers shall provide Lender with copies of all letters of intent, terms sheets, commitment letters, purchase and sales agreements and similar agreements, whether executed or proposed, which are delivered to Borrower in connection with the Sale or any Financing.

7.             All advances under the Over Line shall bear interest at the rate of Base plus the Special Sub-Line Margin, calculated in accordance with the Loan Agreement and shall be subject to the default rate set forth at Section 1-8 (b) of the Loan Agreement.

8.             Borrowers shall pay a fee of Twenty Five Thousand ($ 25,000) Dollars (the “Over Line Fee”) which shall be payable on the Amendment Closing Date; and Borrower hereby authorizes and directs the Lender to advance the Over Line Fee when payable hereunder and to treat the same as a loan to the Borrowers pursuant to the Loan Documents.

9.             Each of the Borrowers hereby, jointly and severally, represents and warrants to the Lender as follows:

(a)           It has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties set forth in Article 5 of the Loan Agreement are correct on and as of the Amendment Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)           The resolutions of the board of directors of the Borrower attached to the Borrower’s General Certificate provided at closing, and delivered to the Lender in connection with the original execution and delivery of the Loan Agreement (the “Certificate”) are in full force and effect, (ii) the Certificate of Incorporation and By Laws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) the officers and agents of the Borrower who have been certified to the Lender pursuant to the Certificate as being authorized.

10.           All amounts advanced under the Over Line shall constitute Liabilities and are secured by the liens and security interests in the Collateral and otherwise granted to Lender under the Loan Documents.

11.           Each of the Borrowers, jointly and severally acknowledges, agrees and reaffirms that, as provided in Section 13-3 of the Loan Agreement, in the event of closing of a Sale or the Loan Agreement is terminated before the Maturity date for any other reason, including, without limitation, (a) termination upon the election of the Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any insolvency proceeding or otherwise by the Borrower, or (d) restructure, reorganization or compromise of the Liabilities by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any insolvency proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender or profits lost by the Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender, Borrower shall pay the Early Termination Premium to Lender.

12.           By execution hereof, each of the Borrowers, jointly and severally, represents and warrants that it has no defenses, setoffs or counterclaims to the payment of its liabilities and obligations to Lender.  To the extent any such defenses, setoffs, counterclaims ever existed, they are hereby expressly waived and Lender is released, remised and forever discharged from any and all, defenses causes of action, counterclaims or claims of any kind or nature, known or unknown, existing or which have existed on or prior to the date hereof.

13.           All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby.

14.           The Loan Documents set forth in full the terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto.  No term of the Loan Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The Lender’s exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances.  Except as expressly provided to the contrary in this Amendment, or in another written agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect.  If in this Amendment’s description of an agreement between the parties, rights and remedies of Lender or obligations of the Borrowers are described which also exist under the terms of the other Loan Documents, the fact that this Amendment may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.

15.           This Amendment has been prepared through the joint efforts of all the parties.  Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel was the draftsman of this Amendment.  Each of the parties declares that such party has carefully read this Amendment and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Amendment and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

16.           The Lender and the Borrowers, jointly and severally, further agree that this Amendment and the Loan Agreement and all documents which have been or may be hereinafter furnished by any Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

17.           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.  The foregoing shall apply to each other Loan Document mutadis mutandis, except as otherwise specifically provided therein or therefore.

                IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as a document under seal as of August 30, 2002. (Signature pages to follow)

Signature of Borrowers to Third Amendment to Loan and Security Agreement

PAPER WAREHOUSE, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name:
Title:

PAPER WAREHOUSE FRANCHISING, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name:
Title:

PARTYSMART.COM, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name:
Title:

Lender’s signature on following page

Signature of Lender to Third Amendment to Loan and Security Agreement

WELLS FARGO RETAIL FINANCE LLC
(LENDER)

By: /s/ Daniel O’Rourke
Print Name: Daniel O’Rourke
Title: Vice President — Account Executive